McGladrey & Pullen, LLP
                            -----------------------
                  Certified Public Accountants and Consultants


                        CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the use of our report dated December 5, 1997 on the financial statements of PIC Balanced Portfolio referred to therein, which is incorporated by reference in Amendment No. 6 to the Registration Statement on Form N-1A, File No. 811-6497 , of PIC Balanced Porfolio as filed with the Securities and Exchange Commission.


                                             /s/ McGladrey & Pullen, LLP
                                             McGladrey & Pullen, LLP


New York, New York
March 4, 1998